Exhibit 10.2


                              EMPLOYMENT AGREEMENT

          This agreement, entered into this 18th day of May, 1998, between PSW Technologies, Inc. and James T. Kelsey (herein after referred to as "EMPLOYEE").

          1. PSW Technologies, Inc. hereby employs EMPLOYEE in the position of Senior Vice President of Sales & Marketing.

          2. EMPLOYEE shall receive a salary of $150,000.00 per annum, paid in twenty-four (24) equal semi-monthly installments of $6,250.00. EMPLOYEE shall receive the benefits set forth in the "Benefits Package" as amended from time to time.

          3. EMPLOYEE will devote his or her full business time and best efforts to PSW Technologies, Inc. will provide technical services on such projects or to such clients as PSW Technologies, Inc. designates, and will perform such administrative duties related to his or her other duties as PSW Technologies, Inc. may reasonably assign.

          4. EMPLOYEE agrees not to disclose to third parties, or to use for his or her own benefit, information, materials or other property (including without limitation, source code, object code, design documents, test suites, protocols, other computer related information, the customer list, billing rates, methods of doing business or other materials marked confidential) belonging to PSW Technologies, Inc. or its clients. All information gained as a result of this Agreement is confidential and such information shall not be disclosed to third parties. EMPLOYEE further agrees that upon termination he or she will return to PSW Technologies, Inc. all such information and material in his or her possession. This paragraph shall survive the expiration or termination of this Agreement.

          5. EMPLOYEE shall not during the term of this Agreement, and for a period of one year thereafter, directly or indirectly:

          a. Solicit or induce any employee or consultant of PSW Technologies to terminate his or her employment.

          b. Solicit or induce any customer of PSW Technologies to terminate its business relationship with PSW Technologies, Inc. including firms that have been customers of PSW Technologies, Inc. within the twelve (12) months preceding EMPLOYEE'S termination.

          c. Accept any opportunity (whether of a contract or full-time employment) with a PSW Technologies, Inc. client if Employee learned about the opportunity in the course of Employee's employment by PSW Technologies, Inc.

          6. EMPLOYEE agrees to disclose to PSW Technologies, Inc. in writing any and all documentation, inventions, improvements or discoveries which arise out of his or her employment with PSW Technologies, Inc.

          7. All copyrightable work is "work for hire" and EMPLOYEE hereby assigns to PSW Technologies, Inc. all rights and interest in any copyrightable work, invention or idea made or conceived while in the performance of any job related duties during the term of this Agreement. EMPLOYEE will execute any documents, and at PSW Technologies' expense provide any cooperation reasonably necessary to create or record any such transfer of ownership.

          8. EMPLOYEE represents that EMPLOYEE has the right to enter into this Agreement without infringing any prior agreement to which EMPLOYEE is a party; that all deliverable work provided hereunder will be original and will not infringe any copyright, patent or other intellectual property right; that the EMPLOYEE is an American citizen or legal permanent resident of the United States and, at the same time this Agreement is signed, will sign an I-9 form and will provide to PSW Technologies, Inc. the documentation required. EMPLOYEE will obey all PSW Technologies' rules and regulations as they may be issued from time to time.

          9. It is understood that either party may terminate this Agreement without cause by giving two weeks prior written notice to the other. In its sole discretion, PSW Technologies, Inc. may terminate employee, without cause, effective immediately, upon payment of two weeks salary to employee. PSW Technologies, Inc. may terminate immediately upon written notice to EMPLOYEE for cause (including without limitation PSW Technologies' client requesting termination of EMPLOYEE's services).

          10. This Agreement will be governed by Texas law.

          11. This Agreement may not be assigned by either party without the prior written consent of the other.

          12. This Agreement, and any written amendments thereto, contain all terms and conditions agreed upon by the parties hereto, and no other agreements, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto. All previous communications, representations, warranties, promises, conditions or agreements of any kind shall not be binding upon the parties unless incorporated into this Agreement. This Agreement may not be amended or modified, except by a writing signed by both parties.
____________________

READ AND ACCEPTED BY EMPLOYEE:

\s\ James T. Kelsey
James T. Kelsey

Address of Employee is as follows:

5709 Highland Hills Circle
Austin, TX  78731

PSW TECHNOLOGIES, INC.

\s\ W.Frank King
W. Frank King
President & CEO